                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    March  27, 1997
--------------------------------------------------------------------------------



                        Spanish Broadcasting System, Inc.
--------------------------------------------------------------------------------
             (Exact name of the Registrant as specified in charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


      33-82114                                            13-3827791
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


        26 West 56th Street, New York, New York                  10019
--------------------------------------------------------------------------------
        (Address of principal executive offices)               (Zip Code)


Company's telephone number, including area code:             (212) 541-9200
--------------------------------------------------------------------------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



                       See List of Additional Registrants

                                                                                        PRIMARY
                                                                                        STANDARD         I.R.S.
                                                                    STATE OR OTHER     INDUSTRIAL       EMPLOYER
                                                                    JURISDICTION OF  CLASSIFICATION  IDENTIFICATION
                               NAME                                  INCORPORATION       NUMBER          NUMBER
   Spanish Broadcasting System, Inc...............................    New Jersey          4832         13-3181941
   Spanish Broadcasting System of California, Inc.................    California          4832         92-3952357
   Spanish Broadcasting System of Florida, Inc....................      Florida           4832         58-1700848
   Alarcon Holdings, Inc..........................................     New York           6512         13-3475833
   Spanish Broadcasting System Network, Inc.......................     New York           4899         13-3511101
   SBS Promotions, Inc............................................     New York           7999         13-3456128
   SBS of Greater New York, Inc...................................     New York           4832         13-3888732

Item 1.           Changes in Control of the Company.

                  Not applicable.

Item 2.           Acquisition or Disposition of Assets.

                  On March 27, 1997, Spanish Broadcasting System, Inc., a Delaware corporation (the "Company"), acquired (a) from Infinity Holding Corp. of Orlando ("Infinity") substantially all of the tangible and intangible assets owned or held by Infinity and used or useful in the business or operations of radio station WYSY-FM, serving the Chicago metropolitan area, for a purchase price of $33.0 million, including a $3.0 million seller note (the "Chicago Acquisition") and (b) from New Age Broadcasting Inc. and The Seventies Broadcasting Corporation (together, the "Miami Sellers") all of the tangible and intangible assets owned or held by the Miami Sellers and used or useful in the business or operations of radio stations WRMA-FM and WXDJ-FM, serving the Miami metropolitan area, for a cash purchase price of $111.0 million (the "Miami Acquisitions," and together with the Chicago Acquisition, the "Acquisitions"). The assets acquired in connection with the Acquisitions included, among other things: (i) personal property, including studio and transmission equipment; (ii) licenses, permits and other authorizations including those licenses issued by the Federal Communications Commission (the "FCC") in connection with the business and operations of such radio stations; (iii) leaseholds, including the leasehold for the transmitter site for such radio stations; (iv) assumed contracts; and (v) intangibles. The Company intends to use such assets in the same manner as the previous owners. The purchase prices for the Acquisitions were determined by arms-length negotiations between the respective parties, which, other than the Miami Sellers, are not affiliated with each other. In connection with the Miami Acquisitions, in September 1996, the Company entered into an employment agreement with Russell Oasis, one of the owners and operators of the Miami Sellers. The Acquisitions were financed with the proceeds of offerings (the "Offerings") made by the Company in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended (the "Act"). See "Item 5 -- Other Events."

Item 3.           Bankruptcy or Receivership.

                  Not Applicable.

Item 4.           Changes in Company's Certifying Accountant.

                  Not Applicable.

Item 5.           Other Events.

                  On March 27, 1997, the Company completed offerings of (a) 175,000 units (the "Units Offering") comprised of 175,000 shares of the Company's Series A Senior Exchangeable Preferred Stock, liquidation preference $1,000 per share, and warrants to purchase 74,900 shares of the Company's Class A Common Stock, par value $.01 per share ("Common Stock"), and (b) $75.0 million aggregate principal amount of the Company's 11% Senior Notes due 2004 (the "Senior Notes") (the "Notes Offering") in transactions not registered under the Act, in reliance upon the exemption provided in Section 4(2) of the Act.

                  Concurrently with the consummation of the Offerings, the Company effected a series of transactions including (i) the Acquisitions, and
(ii) the redemption (the "Redemption") of the Company's Senior Secured Notes due 2001 (the "Senior Secured Notes") and Senior Exchangeable Preferred Stock, Series A (the "Old Preferred Stock") and the repurchase (the "Repurchase") of related warrants to purchase an aggregate of 6.0% of the Company's Common Stock, on a fully-diluted basis (the "Primary Warrants"). In addition, simultaneously with the consummation of the Offerings, the Company announced its intention to declare a dividend of up to $4 million in the aggregate (the "Distribution") to its stockholders and existing warrantholders who elected to receive their pro rata portion of the Distribution in lieu of the anti-dilution adjustment they would otherwise have been entitled to as a result of the Distribution.

                  In connection with the Offerings, the Company obtained the consents (the "Consent Solicitation") from the holders of the Company's 12.5% Senior Notes due 2002 to permit (i) the issuance of the Senior Notes, (ii) the issuance of the $3 million seller note in connection with the Chicago Acquisition, (iii) the repurchase of the Primary Warrants and (iv) the payment of the Distribution.

                  The Offerings, the Redemption, the Repurchase, the Distribution and the Consent Solicitation, together with the Acquisitions, are collectively referred to herein as the "Transactions."

                  The net proceeds to the Company from the Offerings (together with cash on hand) were used to finance the Transactions as follows:

                  Purchase of WRMA-FM and WXDJ-FM                   $111,000,000
                  Purchase of WYSY-FM(1)                              30,000,000
                  Redemption/Repurchase of Senior
                    Secured Notes, Old Preferred Stock
                    and Primary Warrants                              90,595,000

                  The net proceeds to the Company from the Offerings (together with cash on hand) were used to finance the Transactions as follows:

                  Purchase of WRMA-FM and WXDJ-FM                   $111,000,000
                  Purchase of WYSY-FM(1)                              30,000,000
                  Redemption/Repurchase of Senior
                    Secured Notes, Old Preferred Stock
                    and Primary Warrants                              90,595,000

                  Distribution                                         4,000,000
                  Consent Solicitation Fee                             2,600,000

                  ----------
                  (1) Represents the cash portion of the purchase price and excludes the $3 million seller note.

Item 6.           Resignation of Company's Directors.

                  Not Applicable.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (a) Financial Statements of Businesses Acquired. NEW AGE BROADCASTING, INC.:

                  AUDITED FINANCIAL STATEMENTS

                  Report of Voynow, Bayard and Company, independent auditors

                  Balance Sheet at September 30, 1994

                  Statement of Income and Retained Earnings for the year ended September 30, 1994

                  Statement of Cash Flows for the year ended September 30, 1994

                  Notes to Financial Statements

                  NEW AGE BROADCASTING, INC. AND THE SEVENTIES
                  BROADCASTING CORPORATION:

                  AUDITED FINANCIAL STATEMENTS

                  Report of Voynow, Bayard and Company, independent auditors

                  Combined Balance Sheet at September 30, 1995

                  Combined Statement of Income and Retained Earnings for the year ended September 30, 1995

                  Combined Statement of Cash Flows for the year ended September 30, 1995

                  Notes to Combined Financial Statements

     NEW AGE BROADCASTING, INC. AND THE SEVENTIES BROADCASTING CORPORATION:

     AUDITED FINANCIAL STATEMENTS

     Report of KPMG Peat Marwick LLP, independent auditors

     Combined Balance Sheet at September 30, 1996

     Combined Statement of Income for the year ended September 30, 1996

     Combined Statement of Cash Flows for the year ended September 30, 1996

     Combined Statement of Changes in Stockholders' Equity for the year ended September 30, 1996

     Notes to Combined Financial Statements

     UNAUDITED FINANCIAL STATEMENTS

     Condensed Combined Balance Sheet at December 31, 1996

     Condensed Combined Statements of Operations for the three months ended December 31, 1995 and 1996

     Condensed Combined Statements of Cash Flows for the three months ended December 31, 1995 and 1996

     Notes to Combined Financial Statements

     (b)      Pro Forma Financial Information PRO FORMA COMBINED FINANCIAL
              STATEMENTS

              Pro Forma Combined Balance Sheet at December 29, 1996 (Unaudited)

              Notes to Pro Forma Combined Balance Sheet (Unaudited)

              Pro Forma Combined Statement of Operations for Fiscal Year Ended September 29, 1996 (Unaudited) and Three Months Ended December 29, 1996 (Unaudited)

              Notes to Pro Forma Combined Statement of Operations (Unaudited)

     (c)      Exhibits

                                                                      Sequential
                                                                       Page No.
                                                                      ----------

     1.1 Financial Advisory Agreement dated March 4, 1997 between the Company and CIBC Wood Gundy Securities
              Corp., as financial advisor.

     3.1 Certificate of Elimination of Exchangeable Preferred Stock, Series A, filed March 27, 1997.

     3.2      Certificate of Designation of Senior Exchangeable
              Preferred Stock, Series A, filed March 27, 1997.

     4.1      Second Supplemental Indenture dated as of March 21,

              1997 to Indenture dated as of June 29, 1994 among the Company, the Guarantors named therein and IBJ
              Schroder Bank & Trust Company Trustee.

     4.2 Indenture dated as of March 15, 1997, among the Company, the Guarantors named therein, IBJ Schroder Bank & Trust Company, as Trustee, and CIBC Wood Gundy Securities
              Corp., as Initial Purchaser.

     4.3 Exchange Debenture Indenture dated as of March 15, 1997, among the Company, the Guarantors named therein, U.S. Trust Company of New York, as Trustee, and CIBC Wood Gundy Securities Corp., as Initial Purchaser.

     10.1     Securities Purchase Agreement dated as of March 24,

              1997 by and among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp., as Initial Purchaser.

     10.2 Unit Agreement dated as of March 15, 1997 among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as Trustee.

     10.3 Warrant Agreement dated as of March 15, 1997 by and among the Company and IBJ Schroder Bank & Trust Company, as Warrant Agent.

     10.4 Common Stock Registration Rights and Stockholders Agreement dated as of March 15, 1997 among the Company, certain Management Stockholders named therein and CIBC Wood Gundy Securities Corp.

     10.5 Notes Registration Rights Agreement dated as of March 15, 1997 among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp.

     10.6     Preferred Stock Registration Rights Agreement dated as of

              March 15, 1997 among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp.

                                                                      Sequential
                                                                       Page No.
                                                                      ----------




     10.7     National Radio Sales Representation Agreement dated

              as of February 3, 1997 between Caballero Spanish Media, L.L.C. and the Company.

     10.8 Employment Agreement dated as of March 4, 1997 between Raul Alarcon, Jr. and the Company.

     10.9 Employment Agreement dated September 27, 1996 between Russell Oasis and the Company. Incorporated herein by reference to Exhibit 10.42 of the Company's Annual Report on Form 10-K for the Year Ended September
              29, 1996.

     10.10 Asset Purchase Agreement dated September 16, 1996 among Raul Alarcon, Jr., New Age Broadcasting, Inc., The
              Seventies Broadcasting Corporation and the Company,

              and with respect only to Section 9.3 thereof, Alan Potamkin Russell Oasis and Robert Potamkin. Incorporated herein by reference to Exhibit 10.43 of the Company's Annual Report on Form 10-K for the Year Ended September 29, 1996.

     10.11 First Amendment to Asset Purchase Agreement dated December 26, 1996 among Raul Alarcon, Jr., New Age Broadcasting, Inc., The Seventies Broadcasting Corporation and the Company, and with respect only to Section 9.3 thereof, Alan Potamkin, Russell Oasis and Robert Potamkin.

     10.12    Second Amendment to Asset Purchase Agreement dated
              February 28, 1997 among Raul Alarcon, Jr., New Age
              Broadcasting, Inc., The Seventies Broadcasting Corporation and the Company, and with respect only to Section 9.3 thereof, Alan Potamkin, Russell Oasis and Robert Potamkin.

     10.13 Asset Purchase Agreement dated August 22, 1996 between Infinity Holdings Corp. of Orlando and the Company. Incorporated herein by reference to Exhibit 10.44 of the Company's Annual Report on Form 10-K for the Year Ended September 29, 1996.

     10.14    Letter Agreement dated January 13, 1997 between the
              Company and Caballero Spanish Media, LLC.

Item 8.           Change in Fiscal Year.
                  Not Applicable.

Item 9.           Sales of Equity Securities Pursuant to Regulation S.
                  Not Applicable.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation, SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation, SPANISH BROADCASTING SYSTEM OF FLORIDA, INC., SPANISH BROADCASTING SYSTEM NETWORK, INC., SBS PROMOTIONS, INC., ALARCON HOLDINGS, INC., SBS OF GREATER NEW YORK, INC. and SPANISH BROADCASTING SYSTEM OF CALIFORNIA, INC., has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York as of the 11th day of April, 1997.


                  SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation, SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation SPANISH BROADCASTING SYSTEM OF FLORIDA, INC.
                  SPANISH BROADCASTING SYSTEM NETWORK, INC.
                  SBS PROMOTIONS, INC.
                  ALARCON HOLDINGS, INC.
                  SBS OF GREATER NEW YORK, INC.
                  SPANISH BROADCASTING SYSTEM OF CALIFORNIA, INC.


                  By: /s/ Joseph A. Garcia
                     -----------------------------------
                      Joseph A. Garcia,
                      Vice President

                          INDEX TO FINANCIAL STATEMENTS


Description                                                        Seq. Page No.
-----------                                                        -------------


(a)      Financial Statements of Business Acquired

         NEW AGE BROADCASTING, INC.:

         AUDITED FINANCIAL STATEMENTS

         Report of Voynow, Bayard and Company, independent auditors

         Balance Sheet at September 30, 1994

         Statement of Income and Retained Earnings for the year ended September 30, 1994

         Statement of Cash Flows for the year ended September 30,
         1994

         Notes to Financial Statements

         NEW AGE BROADCASTING, INC. AND THE SEVENTIES
         BROADCASTING CORPORATION:

         AUDITED FINANCIAL STATEMENTS

         Report of Voynow, Bayard and Company, independent auditors

         Combined Balance Sheet at September 30, 1995

         Combined Statement of Income and Retained Earnings for the year ended September 30, 1995

         Combined Statement of Cash Flows for the year ended
         September 30, 1995

         Notes to Combined Financial Statements

         NEW AGE BROADCASTING, INC. AND THE
         SEVENTIES BROADCASTING CORPORATION:

         AUDITED FINANCIAL STATEMENTS

         Report of KPMG Peat Marwick LLP, independent auditors

         Combined Balance Sheet at September 30, 1996

         Combined Statement of Income for the year ended
         September 30, 1996

         Combined Statement of Cash Flows for the year ended
         September 30, 1996

         Combined Statement of Changes in Stockholders' Equity for the year ended September 30, 1996

         Notes to Combined Financial Statements

         UNAUDITED FINANCIAL STATEMENTS

         Condensed Combined Balance Sheet at December 31, 1996

         Condensed Combined Statements of Operations for the three months ended December 31, 1995 and 1996

         Condensed Combined Statements of Cash Flows for the three months ended December 31, 1995 and 1996

         Notes to Combined Financial Statements

         PRO FORMA COMBINED FINANCIAL STATEMENTS

         Pro Forma Combined Balance Sheet at December 29, 1996 (Unaudited)

         Notes to Pro Forma Combined Balance Sheet (Unaudited)

         Pro Forma Combined Statement of Operations for Fiscal Year Ended September 29, 1996 (Unaudited) and Three Months Ended December 29, 1996 (Unaudited)

         Notes to Pro Forma Combined Statement of Operations (Unaudited)

                          INDEPENDENT AUDITORS' REPORT

The Shareholders
New Age Broadcasting, Inc.
Miami, Florida 33145

Gentlemen:

     We have audited the accompanying balance sheet of New Age Broadcasting, Inc. (an S corporation) as of September 30, 1994 and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly in all material respects, the financial position of New Age Broadcasting, Inc. as of September 30, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          VOYNOW, BAYARD AND COMPANY
                                          Certified Public Accountants
Ft. Lauderdale, Florida
December 2, 1994

                           NEW AGE BROADCASTING, INC.

                                 BALANCE SHEET
                               SEPTEMBER 30, 1994

ASSETS
CURRENT ASSETS
  Cash (Note 6F).......................................................              $  209,618
  Cash, restricted funds (Note 2)......................................                 100,000
  Accounts receivable:
     Trade (net of allowance for doubtful accounts of $111,626)........  1,343,103
     Barter (Note 1E)..................................................     86,436    1,429,539
                                                                         ---------
  Prepaid expenses.....................................................                  58,742
                                                                                      ---------
          Total Current Assets.........................................               1,797,899
PLANT, PROPERTY AND EQUIPMENT (Note 1C)
  Technical equipment, studio and tower................................    546,091
  Office equipment and fixtures, and transportation equipment..........    275,021
                                                                         ---------
                                                                           821,112
  Accumulated depreciation.............................................    539,886
                                                                         ---------
     Net Plant, Property and Equipment.................................                 281,226
OTHER ASSETS (Note 1F)
  Transmitter site leasehold interest, trademark, FCC license and goodwill (net of amortization of $1,324,485)......................  6,464,036
  Deferred financing costs (net of amortization of $48,534)............     78,077
  Lease costs (net of amortization of $1,925)..........................      2,713
  Deposits.............................................................    265,009
                                                                         ---------
          Total Other Assets...........................................               6,809,835
                                                                                      ---------
          TOTAL ASSETS.................................................              $8,888,960
                                                                                      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt (Note 3)...........................              $  655,249
  Accounts payable:
     Trade.............................................................                  42,694
     Barter (Note 1E)..................................................                  15,855
  Accrued expenses.....................................................                 119,342
                                                                                      ---------
          Total Current Liabilities....................................                 833,140
LONG-TERM DEBT
  Notes payable (Note 3)
     AT&T Commercial Finance Company...................................  3,427,000
     Transportation equipment financing................................     28,531
     Stockholders (Note 3C)............................................    217,345
                                                                         ---------
          Total........................................................  3,672,876
  Less: Current portion................................................    655,249
                                                                         ---------
          Total Long-Term Debt.........................................               3,017,627
                                                                                      ---------
          TOTAL LIABILITIES............................................               3,850,767
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY
  Capital stock (par value $10; 1,000 shares authorized, 180 shares
     issued and outstanding) (Note 5)..................................      1,800
  Additional paid in capital...........................................    998,200
  Retained earnings....................................................  4,038,193
                                                                         ---------
     Net Stockholders' Equity..........................................               5,038,193
                                                                                      ---------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................              $8,888,960
                                                                                      =========

See independent auditors' report.

    The accompanying notes are an integral part of the financial statements.

                           NEW AGE BROADCASTING, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS
                         YEAR ENDED SEPTEMBER 30, 1994

GROSS BROADCASTING REVENUES.........................................                $ 8,339,045
  Less agency commissions...........................................                 (1,029,036)
NET REVENUE.........................................................                  7,310,009
OPERATING EXPENSES
  Technical.........................................................    765,129
  Sales.............................................................  1,475,112
  General and administrative........................................    423,845
                                                                      ---------
          Total Operating Expenses..................................                  2,664,086
                                                                                      ---------
INCOME FROM OPERATIONS..............................................                  4,645,923
OTHER INCOME, (EXPENSES)
  Interest income...................................................     57,771
  Officer compensation..............................................   (220,000)
  Interest expense, bank............................................   (314,252)
  Interest expense, shareholders....................................   (152,599)
  Amortization......................................................   (229,305)
  Depreciation......................................................    (98,946)
                                                                      ---------
          Net Other Expenses........................................                    957,331
                                                                                      ---------
          NET INCOME................................................                  3,688,592
RETAINED EARNINGS, BEGINNING........................................                    349,601
                                                                                      ---------
RETAINED EARNINGS, ENDING...........................................                $ 4,038,193
                                                                                      =========

See independent auditors' report.

    The accompanying notes are an integral part of the financial statements.

                           NEW AGE BROADCASTING, INC.

                            STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1994

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME........................................................                  $ 3,688,592
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
  Add (deduct) expenses not using cash
     Depreciation and amortization................................      328,251
     Increase in bad debt allowance...............................       90,186
  Changes in assets and liabilities
     (Increase) decrease in:
       Accounts receivable........................................     (373,497)
       Prepaid expenses...........................................       14,230
     (Decrease) in:
       Accounts payable and accrued expenses......................     (251,382)
                                                                     ----------
          Total Adjustments.......................................                     (192,212)
                                                                                     ----------
          Net Cash Provided by Operating Activities...............                    3,496,380
CASH FLOWS FROM INVESTING ACTIVITIES
  Expenditures for property and equipment.........................      (95,703)
  Expenditures for trademark acquisition..........................      (35,432)
                                                                     ----------
          Net Cash Used in Investing Activities...................                     (131,135)
CASH FLOWS FROM FINANCING ACTIVITIES
  Acquisition of new financing, equipment.........................       17,623
  Repayment of bank debt..........................................     (409,334)
  Repayment of shareholder debt...................................   (3,697,401)
                                                                     ----------
          Net Cash Used in Financing Activities...................                   (4,089,112)
                                                                                     ----------
NET DECREASE IN CASH..............................................                     (723,867)
CASH, BEGINNING...................................................                    1,033,485
                                                                                     ----------
CASH, ENDING......................................................                  $   309,618
                                                                                     ==========
SUPPLEMENTAL INFORMATION
  Interest paid...................................................                  $   453,224
                                                                                     ==========

See independent auditors' report.

    The accompanying notes are an integral part of the financial statements.

                           NEW AGE BROADCASTING, INC.

                       NOTES TO THE FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A.  Organization

     New Age Broadcasting, Inc. was incorporated on November 19, 1987 under the laws of the State of Florida. Its principal office and place of business is in the Miami, Florida area.

  B.  Operations

     The corporation is engaged in the business of operating an FM radio station, WXDJ-FM. Revenue is gained from the sale of commercial time to third parties.

  C.  Plant, Property and Equipment

     All plant, property and equipment accounts are stated at cost; additions and major improvements are capitalized; expenditures for maintenance, repairs and minor renewals are expensed as incurred. Any gain or loss on disposition of assets is reflected in the statement of income. Depreciation of assets is computed by use of the straight-line method over the estimated useful lives of the respective assets, ranging from 5 to 7 years.

  D.  Station Acquisition

     The corporation acquired the operating assets of WXDJ-FM on December 1, 1987 for a purchase price of $8,100,000. The total purchase price was allocated to the assets in proportion to their relative estimated fair market values based on independent appraisals obtained by management. The allocation of the purchase price is summarized, as follows:

        Station furniture, fixtures and equipment......................    $  472,210
        Transmitter site leasehold interest, FCC license and
          goodwill.....................................................     7,627,790
                                                                           ----------
        Total Allocated Purchase Price.................................    $8,100,000
                                                                            =========

  E.  Barter Transactions

     Reciprocal trade agreement transactions for advertising time are recorded at fair market value of the merchandise or services received and are included in broadcast revenues and expenses. Any uncompleted transactions are recorded in accounts receivable and payable as appropriate.

                           NEW AGE BROADCASTING, INC.

  F.  Intangible Assets

     Costs of acquiring the leasehold interest and FCC license, as well as financing and organization costs, are capitalized. These intangible assets are being amortized over the following estimated lives on a straight-line basis:

                                                                                  AMORTIZATION
                                                                                 EXPENSE FISCAL
                                                                                   YEAR ENDED
                                                                                 SEPTEMBER 30,
                          ASSET                             COST        LIFE          1994
    -------------------------------------------------    ----------   --------   --------------
    Transmitter site leasehold, FCC license and
      goodwill.......................................    $7,753,090   40 years      $202,835
    Trademark........................................        35,431   14 years           221
    Deferred financing costs.........................       126,612    5 years        25,322
    Lease costs, new tower...........................         4,638    5 years           927
                                                                                    --------
                                                                                    $229,305
                                                                                    ========

2.  CASH, RESTRICTED FUNDS

     The company has placed $100,000 in a restricted bank account to comply with State of Florida regulation related to a current promotional contest. The restriction is expected to be removed from these funds at the contest conclusion during the next quarter.

3.  FINANCING ARRANGEMENTS

  A.  Notes Payable, AT&T Commercial Finance Corporation

     A term note was secured on October 29, 1992 from AT&T Commercial Finance Corporation in the original amount of $4,150,000. Monthly principal payments are required under the loan agreements as follows:

        03/1/93 through 11/1/93............................................  $40,000
        12/1/93 through 11/1/94............................................   33,000
        12/1/94 through 11/1/95............................................   36,000
        12/1/95 through 11/1/96............................................   40,000
        12/1/96 through 10/1/97............................................   44,000

     The remaining balance of the debt is due in full on November 1, 1997.

     Interest is due monthly on the debt calculated at a rate based on the prime rate plus two percent. At September 30, 1994 this rate was 9.75%.

     Substantially all corporate assets have been pledged to secure this obligation. In addition, the stockholders have pledged their stock and have given their personal guarantees to secure the obligation. The debt agreements include stipulations limiting capital expenditures, compensation, investments and dividends and for maintenance of a minimum level of working capital.

  B.  Notes Payable, Transportation Equipment

     The company has secured financing for station vehicles in 1993 and 1994 from a local commercial bank. Forty-eight monthly payments of $742 are due including interest. The debts are secured by the vehicles financed, as well as by the personal guarantees of certain stockholders.

                           NEW AGE BROADCASTING, INC.

  C.  Notes Payable, Stockholders

     Financing has been arranged from the stockholders on a demand basis. The original amount of this financing was $3,510,000 with the related accrued, unpaid interest amounting to $1,944,746 as of October 1, 1993. Due to stipulations contained in the AT&T Commercial Finance Corporation loan agreements described above, this debt and the related accrued, unpaid interest has previously been classified as long term obligations of the company. By agreement between the parties in fiscal year 1994, the company was permitted to use excess cash to repay stockholder debt. As of September 30, 1994, $217,345 remained due to the stockholders and was repaid in October, 1994.

  D.  The notes mature over the next three years as follows:

                           YEAR ENDING SEPTEMBER 30
        ---------------------------------------------------------------
        1995...........................................................    $  655,249
        1996...........................................................       484,905
        1997...........................................................     2,532,722
                                                                            ---------
                                                                           $3,672,876
                                                                            =========

4.  INCOME TAXES

     Effective March 1, 1988, the company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and the State of Florida Code with a fiscal year ending on September 30. Under these provisions, the company does not pay federal or state corporate income taxes on its income. The individual stockholders are liable for federal and state income taxes on their respective shares of the company's taxable income.

     From inception to February 29, 1988, the company was taxed under provisions Subchapter C of the Internal Revenue Code which taxes the company directly on its income. The company had incurred net operating losses of $360,260, for tax purposes, which are available to be carried over to offset taxable income in future years up to 2002 should "C" status be elected at some future date prior to 2002.

5.  CAPITAL STOCK

     The company is authorized to issue 1,000 shares of common stock with a par value of $10. At the time of issuance, this stock is designated to be either voting or nonvoting by action of the Board of Directors. On February 29, 1988, the company issued and has outstanding 180 shares of common stock, which consist of 49 voting shares and 131 nonvoting shares.

6.  COMMITMENTS AND CONTINGENCIES

  A.  Office Space Lease

     The company has secured office space in Miami, Florida under a lease which commenced May 21, 1991. The company has exercised its second renewal option under that lease for the period June 1, 1994 through May 31, 1996.

  B.  Antenna Tower Lease

     The company has secured antenna tower space at a facility in Miami and is currently operating at that site under a temporary FCC operating permit. The lease covering these facilities is for a five-year period, with six five-year renewal periods, commencing September 1, 1992 with monthly rents of $3,500 plus sales tax.

                           NEW AGE BROADCASTING, INC.

     The antenna facility lease contains provisions allowing for the subletting of the facility subject to typical landlord approval policies. The company is in the process of obtaining a new site for its permanent transmitter facility. In the event that the company relocates its antenna facility prior to the expiration of the lease term, a duplicate rental payment would be expected if a suitable replacement tenant cannot be located for the existing facility.

  C. Minimum rents are required under the above leases as follows:

                                                          OFFICE      ANTENNA
                 YEAR ENDING SEPTEMBER 30,                SPACE        TOWER        TOTAL
    ---------------------------------------------------  --------     --------     --------
    1995...............................................  $ 60,472     $ 44,940     $105,412
    1996...............................................    42,190       44,940       87,130
    1997...............................................        --       41,195       41,195
                                                          -------      -------      -------
                                                         $102,662     $131,075     $233,737
                                                          =======      =======      =======

     Rent expense for the year ended September 30,1994 amounted to $108,783.

  D. The company has obtained office equipment under the terms of a lease which has been recorded as a capitalized lease transaction. In this transaction, both the asset and the corresponding liability have been recorded. The terms of the lease agreement require the payment of 60 monthly installments of $141 including interest.

  E.  Temporary Operating Permit

     The company is broadcasting from the facility in Miami, Florida under the authority of a special temporary authorization granted by the FCC. This authorization was necessary due to the destruction of the permanent tower by Hurricane Andrew. This special temporary authorization expires on February 14, 1995. The company has filed an application of extension, which is being reviewed by the FCC. Although an extension has not yet been granted and the company has not returned to its original facility, management expects no interruption in operations due to its continuing efforts in obtaining a permanent transmitter facility.

  F. The company had bank deposits of $109,618 at September 30, 1994 in excess of federally insured limits.

7.  RELATED PARTY TRANSACTIONS

     Affiliated companies will utilize the station as part of their promotional programming from time to time. Rates and terms for these spots are similar to those offered to other customers. During the fiscal year, these cash spots amounted to $58,775 of gross billings.

8.  SUBSEQUENT EVENT

     An agreement has been made by the owners of the corporation to acquire the assets and operations of another radio station in the South Florida area. The acquisition will actually be undertaken by a new corporation with identical ownership as the company. It is expected that the acquisition financing arrangements will involve a refinancing of the debt discussed in note 3A, with the new loan balance secured by the assets of both companies.

                          INDEPENDENT AUDITORS' REPORT

The Shareholders
New Age Broadcasting, Inc. and
  The Seventies Broadcasting Corporation
Miami, Florida 33145

Gentlemen:

     We have audited the accompanying combined balance sheet of New Age Broadcasting, Inc. and the Seventies Broadcasting Corporation (both S corporations) as of September 30, 1995 and the related combined statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly in all material respects, the financial position of New Age Broadcasting, Inc. and The Seventies Broadcasting Corporation as of September 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          VOYNOW, BAYARD AND COMPANY
                                          Certified Public Accountants

Ft. Lauderdale, Florida
November 7, 1995

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

                             COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1995

                                            ASSETS
CURRENT ASSETS
  Cash and cash equivalents (Note 6F)..............................                 $ 1,413,127
  Accounts receivable:
     Trade (net of allowance for doubtful accounts of $64,757).....    2,326,187
     Barter (Note 1D)..............................................       52,484
                                                                      ----------
                                                                                      2,378,671
  Prepaid expenses.................................................                     117,220
                                                                                     ----------
                                                                                      3,909,018
PLANT, PROPERTY AND EQUIPMENT (Note 1E)
  Technical equipment, studio and tower............................    1,757,993
  Office equipment and fixtures, and transportation equipment......      503,188
  Capitalized tower lease (Note 3).................................      643,686
                                                                      ----------
                                                                       2,904,867
  Accumulated depreciation.........................................      913,455
                                                                      ----------
                                                                                      1,991,412
OTHER ASSETS (Note 1F)
  Transmitter site leasehold interests, trademark, FCC licenses and
     goodwill (net of amortization of $1,848,071)..................   25,739,435
  Deferred financing costs (net of amortization of $66,139)........      429,891
  Lease costs (net of amortization of $2,849)......................        1,789
  Deposits.........................................................      273,035
                                                                      ----------
                                                                                     26,444,150
                                                                                     ----------
          TOTAL ASSETS.............................................                 $32,344,580
                                                                                     ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt (Notes 2 and 3)                                 $ 1,500,713
  Accounts payable, Trade..........................................                     210,398
  Accrued expenses.................................................                     283,401
                                                                                     ----------
                                                                                      1,994,512
LONG-TERM DEBT
  Notes payable (Note 2):
     AT&T Commercial Finance Corporation...........................   23,435,921
     Transportation equipment financing............................       19,628
     Stockholders (Note 2C)........................................    1,450,000
     Capital lease obligation (Note 3).............................      641,523
                                                                      ----------
                                                                      25,547,072
  Less: Current portion............................................    1,500,713
                                                                      ----------
                                                                                     24,046,359
                                                                                     ----------
          TOTAL LIABILITIES........................................                  26,040,871
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY
  Capital stock (Note 5)...........................................    1,080,000
  Retained earnings................................................    5,223,709
                                                                      ----------
          Total Stockholders' Equity...............................                   6,303,709
                                                                                     ----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...............                 $32,344,580
                                                                                     ==========

See independent auditors' report.

    The accompanying notes are an integral part of the financial statements.

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
                         YEAR ENDED SEPTEMBER 30, 1995

GROSS BROADCASTING REVENUES........................................                 $13,414,345
  Less: agency commissions.........................................                  (1,793,697)
NET REVENUE........................................................                  11,620,648
OPERATING EXPENSES
  Technical........................................................   1,591,184
  Sales............................................................   2,203,143
  General and administrative.......................................     923,126
                                                                     ----------
                                                                                      4,717,453
                                                                                     ----------
INCOME FROM OPERATIONS.............................................                   6,903,195
OTHER INCOME (EXPENSES)
  Interest income..................................................      46,667
  Officer compensation.............................................    (347,500)
  Interest expense, bank...........................................  (2,000,679)
  Amortization.....................................................    (669,832)
  Depreciation.....................................................    (363,590)
  Abandonment loss.................................................    (110,527)
                                                                     ----------
                                                                                     (3,445,461)
                                                                                     ----------
          NET INCOME...............................................                   3,457,734
RETAINED EARNINGS, BEGINNING.......................................                   4,006,630
                                                                                     ----------
                                                                                      7,464,364
LESS: DISTRIBUTIONS................................................                   2,240,655
                                                                                     ----------
RETAINED EARNINGS, ENDING..........................................                 $ 5,223,709
                                                                                     ==========

See independent auditors' report.

    The accompanying notes are an integral part of the financial statements.

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1995

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME.......................................................                  $  3,457,734
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
  Add (deduct) expenses not using cash
     Depreciation and amortization...............................    1,043,401
     Loss on abandonment of assets...............................      110,527
     Decrease in bad debt allowance..............................      (46,869)
  Changes in assets and liabilities
     (Increase) decrease in:
       Accounts receivable.......................................     (831,486)
       Prepaid expenses..........................................       (1,802)
       Deposit...................................................       (8,026)
     Increase in:
       Accounts payable and accrued expenses.....................      219,853
                                                                    ----------
                                                                                        485,598
                                                                                     ----------
     Net Cash Provided by Operating Activities...................                     3,943,332
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash purchase of property and equipment........................   (1,541,440)
  Expenditures for license acquisition...........................  (18,548,970)
  Expenditures for trademark.....................................       (1,120)
  Expenditures for loan costs....................................     (447,210)
                                                                    ----------
     Net Cash (Used in) Investing Activities.....................                   (20,538,740)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds of bank loan, net.....................................   22,137,858
  Repayment of shareholder debt..................................     (117,345)
  Distributions paid.............................................   (2,240,655)
  Repayment of bank debt.........................................   (2,140,000)
                                                                    ----------
     Net Cash Provided by Financing Activities...................                    17,639,858
                                                                                     ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS........................                     1,044,450
CASH AND CASH EQUIVALENTS, BEGINNING.............................                       368,677
                                                                                     ----------
CASH AND CASH EQUIVALENTS, ENDING................................                  $  1,413,127
                                                                                     ==========
SUPPLEMENTAL INFORMATION
  Interest paid..................................................                  $  1,908,049
                                                                                     ==========

See independent auditors' report.

    The accompanying notes are an integral part of the financial statements.

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A.  Organization and Operations

     New Age Broadcasting, Inc. and The Seventies Broadcasting Corporation are incorporated under the laws of the State of Florida with principal offices and places of business in the Miami, Florida area. The corporations are engaged in the business of operating FM radio stations, WXDJ-FM and WRMA-FM. Revenue is earned from the sale of commercial time.

  B.  Principles of Combination

     The financial statements of the two corporations have been presented on a combined basis, as of September 30, 1995, because of their identical operation, management and ownership. In addition, a common sales staff offers commercial advertisements to customers from either one or both stations. All material intercompany transactions and balances are eliminated in combination.

  C.  Station Acquisitions

     New Age Broadcasting, Inc. acquired the operating assets of WXDJ-FM on December 1, 1987 for a purchase price of $8,100,000. The Seventies Broadcasting Corporation acquired the operating assets of WRMA-FM on January 26, 1995 for a purchase price of $21,250,000. The total purchase price was allocated to the assets acquired in proportion to their relative estimated fair market values based on independent appraisals obtained by management. The allocations are summarized as follows:

                                                                    WXDJ            WRMA
                                                                 -----------    ------------
    Station furniture, fixtures and equipment..................  $   472,210    $  1,451,030
    Transmitter site leasehold interest, FCC license and
      goodwill.................................................    7,627,790      19,798,970
                                                                  ----------     -----------
    Total Purchase Price.......................................  $ 8,100,000    $ 21,250,000
                                                                  ==========     ===========

  D.  Barter Transactions

     Reciprocal trade agreement transactions for advertising time are recorded at the fair market value of the merchandise or services received and are included in broadcast revenues and expenses. Any incomplete transactions are recorded in accounts receivable or payable where appropriate.

  E.  Plant, Property and Equipment

     Plant, property and equipment is stated at cost; additions and major improvements are capitalized; expenditures for maintenance, repairs and minor renewals are expensed as incurred. Any gain or loss on disposition of assets is reflected in the statement of income. Depreciation of assets is computed by use of the straight-line method over the estimated useful lives of the respective assets, ranging from 5 to 10 years.

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

            NOTES TO THE COMBINED FINANCIAL STATEMENTS -- CONTINUED

  F.  Intangible Assets

     Costs of acquiring the leasehold interest and FCC license, as well as financing costs, are capitalized. These intangible assets are being amortized over the following estimated lives on a straight-line basis:

                                                                                AMORTIZATION
                                                                             EXPENSE YEAR ENDED
                      ASSET                         COST          LIFE       SEPTEMBER 30, 1995
    ------------------------------------------  ------------    ---------    ------------------
    Transmitter site leaseholds, FCC licenses
      and goodwill............................   $27,552,060     40 years         $523,807
    Trademark.................................        35,431     14 years              885
    Deferred financing costs..................       496,040      5 years          144,216*
    Lease costs, new tower....................         4,638      5 years              924
                                                                                   -------
                                                                                  $669,832
                                                                                   =======

---------------
*Includes $39,755 of unexpired cost on old debt at time of refinancing.

  G.  Statement of Cash Flows

     For purposes of the statement of cash flows, the companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

2.  FINANCING ARRANGEMENTS

  A.  Note Payable, AT&T Commercial Finance Corporation

     A term note was secured on January 26, 1995 from AT&T Commercial Finance Corporation with the original principal amount of approximately $25,400,000. The financing was used in the acquisition of the assets of WRMA-FM and the refinancing of the remaining debt balance of WXDJ-FM, amounting to $3,322,000. Monthly principal payments are required under the loan agreement as follows:

                03/01/95 through 02/01/96.........................  $ 80,000
                03/01/96 through 02/01/97.........................   150,000
                03/01/97 through 02/01/98.........................   165,000
                03/01/98 through 02/01/99.........................   180,000
                03/01/99 through 01/01/2000.......................   200,000

     The remaining balance of the debt is due in full on February 1, 2000.

     Interest is due monthly on the debt calculated at a rate based on the commercial paper rate plus four percent. At September 30, 1995 this rate was 9.86%.

     Substantially all corporate assets have been pledged to secure this obligation. In addition, the stockholders have extended their personal guarantees in the aggregate amount of $5,000,000. The debt agreements include stipulations limiting capital expenditures, compensation, investments, dividends and for the maintenance of minimum levels of working capital.

  B.  Notes Payable, Transportation Equipment

     The company has secured financing for station vehicles in 1993 and 1994 from a local commercial bank. Forty-eight monthly payments of $742 are due including interest. The debts are secured by the vehicles financed, as well as by the personal guarantees of certain stockholders.

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

            NOTES TO THE COMBINED FINANCIAL STATEMENTS -- CONTINUED

  C.  Notes Payable, Stockholders

     Financing has been arranged from the stockholders on a demand basis in the amount of $1,450,000. Annual interest has been accrued at the rate of six percent. This debt has been subordinated to the AT&T Commercial Finance Corporation obligation.

  D.  The notes mature over the next five years as follows:

                            YEAR ENDING SEPTEMBER 30
                ------------------------------------------------
                1996............................................  $ 1,458,903
                1997............................................    1,913,903
                1998............................................    2,086,822
                1999............................................    2,300,000
                2000............................................   17,245,921
                                                                   ----------
                                                                  $25,005,549
                                                                   ==========

3.  CAPITAL LEASE

     As part of the acquisition of WRMA-FM, the company assumed the obligation of a lease for space on the transmission tower. The lease is for a fifty year term which commenced February 1, 1988. Based on the provisions of Financial Accounting Standards Board Statement No. 13, the lease meets the criteria of a capital lease and, accordingly, has been recorded as an asset with a capitalized cost of $643,686. Depreciation of $9,979 and interest of $25,700, related to this asset, have been charged to operations and included in technical expenses on the income statement.

     In the initial year of the lease the annual base rent amounted to $36,100 payable monthly. The rent increases annually by the U.S. Department of Labor Consumer Price Index but never by more than 10%.

     Future minimum lease payments inclusive of CPI increases to date, under the capitalized lease are as follows:

                            YEAR ENDING SEPTEMBER 30
        -----------------------------------------------------------------
        1996.............................................................  $   44,576
        1997.............................................................      44,576
        1998.............................................................      44,576
        1999.............................................................      44,576
        2000.............................................................      44,576
        Thereafter.......................................................   1,663,872
                                                                            ---------
                  Total..................................................   1,886,752
        Less amount representing interest assuming an implicit effective
          rate of 6%.....................................................   1,245,231
                                                                            ---------
        Present value of minimum lease payments..........................  $  641,521
                                                                            =========

4.  INCOME TAXES

     Both New Age Broadcasting, Inc., effective March 1, 1988, and The Seventies Broadcasting Corporation, effective July 8, 1994 have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and the State of Florida Code with fiscal years ending on September 30 and December 31, respectively. Under these provisions, the company does not pay federal or state corporate income taxes on its income. The

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

            NOTES TO THE COMBINED FINANCIAL STATEMENTS -- CONTINUED

individual stockholders are liable for federal and state income taxes on their respective shares of the company's taxable income.

     From inception to February 29, 1988, New Age Broadcasting, Inc. was taxed under provisions of Subchapter C of the Internal Revenue Code in which the company is taxed directly on its income. The company had incurred net operating losses of $360,260, for tax purposes, which are available to be carried over to offset taxable income in future years up to year 2002 should "S" status be terminated at some future date prior to year 2002.

5.  CAPITAL STOCK

     New Age Broadcasting, Inc. is authorized to issue 1,000 shares of common stock with a par value of $10. At the time of issuance, this stock was designated to be either voting or nonvoting by action of the Board of Directors. The company issued on February 29, 1988 and has outstanding 180 shares, consisting of 49 voting shares and 131 nonvoting shares.

     Seventies Broadcasting Corporation is authorized to issue 7,500 shares of common stock with a par value of $.01. The company issued on July 8, 1994 and has outstanding 1,000 shares.

6.  COMMITMENTS AND CONTINGENCIES

  A.  Office Space Leases

     Each company has secured office space in Miami, Florida under a five-year lease which expires on April 30, 2000 with a five year renewal option exercisable at that time.

  B.  Antenna Tower Lease

     New Age Broadcasting, Inc. has secured antenna tower space at a facility in Miami and is currently operating at that site under a temporary FCC operating permit. The lease covering these facilities is for a five-year period, with six five-year renewal periods, commencing September 1, 1992 with monthly rents of $3,500 plus sales tax.

     The antenna facility lease contains provisions allowing for the subletting of the facility subject to typical landlord approval policies. The company is in the process of obtaining a new site for its permanent transmitter facility. In the event that the company relocates its antenna facility prior to the expiration of the lease term, a duplicate rental payment would be expected if a suitable replacement tenant cannot be located for the existing facility.

     The Seventies Broadcasting Corporation antenna tower facility arrangement is detailed in Note 3.

  C. Minimum rentals required under the above noncancellable operating leases are as follows:

                                                                     ANTENNA
                                                OFFICE SPACE          TOWER
                                             -------------------     -------
            YEAR ENDING SEPTEMBER 30,         WXDJ        WRMA        WXDJ        TOTAL
        ---------------------------------    -------     -------     -------     --------
        1996.............................    $64,332     $70,875     $42,000     $177,207
        1997.............................     66,444      70,875      42,000      179,319
        1998.............................     66,444      70,875      38,500      175,819
        1999.............................     66,444      70,875                  137,319
        2000.............................     22,150      23,625                   45,775

     Rent expense for the year ended September 30, 1995 amounted to $239,249.

                           NEW AGE BROADCASTING, INC.
                                      AND
                     THE SEVENTIES BROADCASTING CORPORATION

            NOTES TO THE COMBINED FINANCIAL STATEMENTS -- CONTINUED

  D.  Station Vehicles

     The Seventies Broadcasting Corporation has assumed vehicle leases acquired in the acquisition. Remaining payments on these leases which expire in 1996 are $5,695.

  E.  Temporary Operating Permit

     New Age Broadcasting, Inc. is broadcasting from the facility in Miami, Florida under the authority of a special temporary authorization granted by the FCC. This authorization was necessary due to the destruction of the permanent tower by Hurricane Andrew. This special temporary authorization expires on February 14, 1996. Although an extension has not yet been granted and the company has not returned to its original facility, management expects no interruption in operations due to a construction permit granted by the FCC for a new antenna and tower location and a pending application for a city of license change which would allow WXDJ to remain at the existing temporary tower location on a permanent basis.

  F. The companies have bank deposits of $74,537 at September 30, 1995 in excess of federally insured limits. The companies at September 30, 1995 have $1,178,295 on deposit with the Merrill Lynch Institutional Fund (an uninsured fund).

  G.  Litigation

     The Seventies Broadcasting Corporation is involved in a lawsuit over a lease for office space occupied by the company when it acquired WRMA. Management believes that the lease is unenforceable and the company has since relocated from these premises. Management believes that it will prevail in this legal action and has, accordingly, made no provision in the financial statements for any amounts under the lease obligation.

7.  RELATED PARTY TRANSACTIONS

     Affiliated companies will occasionally utilize the stations as part of their promotional programming. Rates and terms for these spots are similar to those offered to other customers. During the fiscal year, revenue from these cash spots amounted to $273,680.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders
  New Age Broadcasting Inc.
  and The Seventies Broadcasting Corporation:

     We have audited the accompanying combined balance sheet of New Age Broadcasting Inc. and The Seventies Broadcasting Corporation as of September 30, 1996 and the related combined statements of income, changes in stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of New Age Broadcasting Inc. and The Seventies Broadcasting Corporation as of September 30, 1996, and the results of their operations and their cash flows for the year ended September 30, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

New York, New York
November 15, 1996

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

                             COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996

ASSETS (NOTES 2 AND 6)
Current assets:
  Cash and cash equivalents.....................................................  $   535,243
  Receivables, net of allowance for doubtful accounts of $47,669................    2,468,932
  Prepaid expenses and other current assets.....................................      113,360
                                                                                  -----------
          Total current assets..................................................    3,117,535
Property and equipment, net of accumulated depreciation of $1,299,069 (note
  4)............................................................................    1,751,679
Intangible assets, net of accumulated amortization of $2,705,959 (note 5).......   25,382,210
Other assets....................................................................      306,722
                                                                                  -----------
                                                                                  $30,558,146
                                                                                  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt (note 6)....................................    1,912,594
  Current portion of capital lease obligation (note 8)..........................        3,621
  Accounts payable..............................................................       56,122
  Accrued expenses (note 9).....................................................      550,948
  Unearned revenue..............................................................       62,878
                                                                                  -----------
          Total current liabilities.............................................    2,586,163
Long-term debt, less current portion (note 6)...................................   20,462,743
Capital lease obligation, less current portion (note 8).........................      635,336
Commitments and contingencies (notes 2, 8 and 9)
Stockholders' equity:
  New Age Broadcasting common stock, $10 par value. Authorized 1,000 shares; 180
     shares issued and outstanding..............................................        1,800
  The Seventies Broadcasting Corporation common stock, $.01 par value.
     Authorized 7,500 shares; 1,000 shares issued and outstanding...............           10
  Additional paid-in-capital....................................................    1,078,190
  Retained earnings.............................................................    5,793,904
                                                                                  -----------
          Total stockholders' equity............................................    6,873,904
                                                                                  -----------
                                                                                  $30,558,146
                                                                                  ===========

            See accompanying notes to combined financial statements.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

                          COMBINED STATEMENT OF INCOME
                         YEAR ENDED SEPTEMBER 30, 1996

Gross revenues (note 7).........................................................  $16,070,961
Less agency commissions.........................................................   (2,110,537)
                                                                                  -----------
          Net revenues..........................................................   13,960,424
                                                                                  -----------
Operating expenses (notes 8 and 9):
  Selling.......................................................................    1,524,965
  General and administrative....................................................    1,521,784
  Programming...................................................................    1,360,601
  Advertising and promotion.....................................................      581,510
  Engineering...................................................................      245,943
  Officers' salaries............................................................      275,000
  Depreciation and amortization.................................................    1,076,224
                                                                                  -----------
                                                                                    6,586,027
                                                                                  -----------
          Operating income......................................................    7,374,397
Interest expense, net of interest income of $43,864 (note 7)....................   (2,261,202)
                                                                                  -----------
          Net income............................................................  $ 5,113,195
                                                                                  ===========

            See accompanying notes to combined financial statements.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1996

Cash flows from operating activities:
  Net income....................................................................  $ 5,113,195
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization..............................................    1,076,224
     Change in allowance for doubtful accounts..................................      (17,088)
     Amortization of deferred financing costs...................................       99,205
     Changes in operating assets and liabilities:
       Increase in receivables..................................................      (73,173)
       Increase in prepaid expenses and other current assets....................      (33,687)
       Decrease in other assets.................................................       (3,860)
       Decrease in accounts payable.............................................     (154,276)
       Increase in accrued expenses.............................................      337,172
       Decrease in unearned revenue.............................................       (6,747)
                                                                                  -----------
          Total adjustments.....................................................    1,231,490
                                                                                  -----------
          Net cash provided by operating activities.............................    6,344,685
                                                                                  -----------
Cash flows from investing activities:
  Additions to property and equipment...........................................     (145,881)
  Additions to intangible assets................................................         (910)
                                                                                  -----------
          Net cash used in investing activities.................................     (146,791)
                                                                                  -----------
Cash flows from financing activities:
  Repayments of long-term debt..................................................   (1,080,212)
  Repayment of stockholders' loans..............................................   (1,450,000)
  Payments of capital lease obligation..........................................       (2,566)
  Distributions to stockholders.................................................   (4,543,000)
                                                                                  -----------
          Net cash used in financing activities.................................   (7,075,778)
                                                                                  -----------
          Net decrease in cash and cash equivalents.............................     (877,884)
Cash and cash equivalents at beginning of year..................................    1,413,127
                                                                                  -----------
Cash and cash equivalents at end of year........................................  $   535,243
                                                                                  ===========
Supplemental cash flow information:
  Cash paid for interest........................................................  $ 2,298,491
                                                                                  ===========

            See accompanying notes to combined financial statements.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         YEAR ENDED SEPTEMBER 30, 1996

               NEW AGE BROADCASTING INC.             THE SEVENTIES BROADCASTING CORP.
       -----------------------------------------  --------------------------------------
                                                                                                         COMBINED
         COMMON STOCK                              COMMON STOCK                           ---------------------------------------
       ----------------  ADDITIONAL               ---------------  ADDITIONAL             ADDITIONAL
       NO. OF     PAR     PAID-IN     RETAINED    NO. OF     PAR    PAID-IN    RETAINED     PAID-IN     RETAINED    STOCKHOLDERS'
       SHARES    VALUE    CAPITAL     EARNINGS    SHARES    VALUE   CAPITAL    EARNINGS     CAPITAL     EARNINGS       EQUITY
       ------    ------  ----------  -----------  ------    -----  ----------  ---------  -----------  -----------  -------------
Balance
 at
 September
 30,
 1995...   180   $1,800  $ 998,200   $ 4,991,242  1,000      $10    $ 79,990   $ 232,467  $ 1,078,190  $ 5,223,709   $ 6,303,709
Distributions
 to
 stockholders...    --     --        --  (3,683,000)    --    --          --    (860,000)          --   (4,543,000)   (4,543,000)
Net
income...    --      --         --     4,260,991     --       --          --     852,204           --    5,113,195     5,113,195
         ---     ------    -------    ----------  -----      ---     -------     -------    ---------   ----------    ----------
Balance
 at
 September
 30,
 1996...   180   $1,800  $ 998,200   $ 5,569,233  1,000      $10    $ 79,990   $ 224,671  $ 1,078,190  $ 5,793,904   $ 6,873,904
         ===     ======    =======    ==========  =====      ===     =======     =======    =========   ==========    ==========

            See accompanying notes to combined financial statements.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1996

(1)  ORGANIZATION AND NATURE OF BUSINESS

     New Age Broadcasting Inc. ("New Age") and The Seventies Broadcasting Corporation ("SBC") (collectively, the "Companies") are each incorporated under the laws of the State of Florida and have their principal places of business in the Miami, Florida area. The Companies are owned by the same principal stockholders and are engaged in the business of operating radio stations. New Age owns and operates radio station WXDJ-FM and SBC owns and operates radio station WRMA-FM, both serving the greater Miami area.

(2)  DISPOSITION OF ASSETS

     In September 1996, the Companies entered into an agreement to sell substantially all of the Companies' collective assets used or useful in the operation of its radio stations for approximately $111 million, subject to adjustments based on broadcast cash flow, as defined in the agreement. Completion of the transaction is pending FCC approval, among other things. Under the terms of the agreement, the buyer has delivered a $10 million letter of credit to the Companies. The Companies may draw upon the letter of credit if an event of default occurs, as defined in the agreement. If an event of default occurs, liquidated damages are limited to $30 million, as defined in the agreement.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A) BASIS OF PRESENTATION

     The combined financial statements include the accounts of both New Age and SBC. All significant intercompany balances and transactions have been eliminated in combination.

     (B) REVENUE RECOGNITION

     Revenues are recognized when advertisements are aired.

     (C) PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. The Company depreciates the cost of its office and radio station equipment and furniture and fixtures using the straight-line method over estimated useful lives, which range from five to ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining life of the lease or the useful life of the improvements.

     (D) INTANGIBLE ASSETS

     Intangible assets consist of the excess of cost over the aggregate fair value of the net assets acquired, as well as the values attributed to identifiable intangibles. Such costs are being amortized on a straight-line basis over the respective estimated useful lives, which range from five to 40 years. In evaluating the recoverability of intangible assets, management gives consideration to a number of factors, including the operating performance of its stations and dispositions of other radio properties in specific markets, among other things.

     (E) USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (F) BARTER TRANSACTIONS

     The Company records barter transactions at the fair value of goods or services received.

     (G) INCOME TAXES

     New Age and SBC have elected to be taxed as S corporations, with fiscal years ending on September 30 and December 31, respectively, under the Internal Revenue Code and the State of Florida Code. Accordingly, the Companies do not pay Federal or state income taxes, as their stockholders will include their pro-rata share of taxable income or loss in their individual income tax returns. New Age has $278,885 on deposit with the Internal Revenue Service relating to the difference in taxes that would be payable for its stockholders on a calendar year basis versus a fiscal year basis. This amount is classified as other assets in the accompanying combined balance sheet.

     From inception to February 29, 1988, New Age was taxed under the provisions of subchapter C of the Internal Revenue Code. During that period, the Company incurred net operating losses of $360,260 for tax purposes, which are available to be carried forward to offset taxable income in future years up to 2002, should S corporation status be terminated before then.

     (H) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the accompanying combined balance sheet for cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair values.

     (I) CASH EQUIVALENTS

     The Companies consider all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

(4)  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 30, 1996:

        Transmitter equipment...........................................  $ 1,059,548
        Studio and technical equipment..................................      792,826
        Capitalized tower lease.........................................      643,686
        Furniture and fixtures..........................................      378,515
        Leasehold improvements..........................................       61,894
        Vehicles........................................................       46,346
        Computer equipment..............................................       28,448
        Construction in progress........................................       39,485
                                                                          -----------
                                                                            3,050,748
        Less accumulated depreciation...................................   (1,299,069)
                                                                          -----------
                                                                          $ 1,751,679
                                                                          ===========

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(5)  INTANGIBLE ASSETS

     Intangible assets consist of the following at September 30, 1996:

        FCC licenses....................................................  $27,552,060
        Loan acquisition costs..........................................      496,040
        Trademarks......................................................       35,431
        Tower lease costs...............................................        4,638
                                                                          -----------
                                                                           28,088,169
        Less accumulated amortization...................................   (2,705,959)
                                                                          -----------
                                                                          $25,382,210
                                                                           ==========

(6)  LONG-TERM DEBT

     Long-term debt consists of the following at September 30, 1996:

        AT&T Commercial Finance Corporation note, payable in monthly installments plus interest at the 30-day commercial paper rate plus 3.75%(a).................................................  $22,365,921
        Barnett Bank note, payable in monthly installments of
          $375, including interest at 7.75%(b)..........................        3,284
        Barnett Bank note, payable in monthly installments of
          $367, including interest at 6.25%(b)..........................        6,132
                                                                          -----------
                                                                           22,375,337
        Less current portion............................................   (1,912,594)
                                                                          -----------
                                                                          $20,462,743
                                                                           ==========

     (a) A term note was secured on January 26, 1995 from AT&T Commercial Finance Corporation. The original principal amount of approximately $25,400,000 was used to finance the purchase of the operating assets of WRMA-FM by SBC in January 1995 and to refinance existing debt of New Age in the amount of $3,322,000.

         The term note was amended on February 16, 1995 and August 1, 1996 to remove or replace certain provisions of the original loan agreement.

         The Companies may elect to defer principal payments in the event that certain criteria are met, including adherence to certain financial ratio covenants and the existence of no events of default. In July 1996, the Company elected to defer principal payments under this provision, totalling $450,000.

         Interest is due monthly in arrears on the balance of principal outstanding at the beginning of each month, at a rate based on the 30-day commercial paper rate plus 3.75%. At September 30, 1996, this rate was 9.15%.

         Substantially all of the Companies' assets have been pledged as security under this agreement. In addition, the stockholders of the companies have personally guaranteed the obligation in an aggregate amount of $3,000,000. The agreement contains covenants and stipulations, including limits on capital expenditures, directors' compensation, investment and distributions, and the maintenance of various financial ratios, among other things.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

         The loan agreement requires monthly principal payments according to the following schedule:

        March 1, 1995 through February 1, 1996................................  $  80,000
        March 1, 1996 through February 1, 1997................................    150,000
        March 1, 1997 through February 1, 1998................................    165,000
        March 1, 1998 through February 1, 1999................................    180,000
        March 1, 1999 through February 1, 2000................................    200,000

         The remaining principal balance is due on February 1, 2000. At September 30, 1996, the carrying value of this indebtedness approximates market value.

     (b) The Companies also secured financing from Barnett Bank of South Florida for station vehicles purchased in 1993 and 1994. These obligations are secured by the vehicles that were financed and by the personal guarantees of certain stockholders.

The scheduled maturities of long-term debt are as follows at September 30, 1996:

                                    FISCAL YEAR
                                       ENDING
                                   SEPTEMBER 30,
        --------------------------------------------------------------------
           1997.............................................................  $  1,912,594
           1998.............................................................     2,086,822
           1999.............................................................     2,300,000
           2000.............................................................    16,075,921
                                                                               -----------
                                                                              $ 22,375,337
                                                                               ===========

(7)  RELATED PARTY TRANSACTIONS

     The Companies have had transactions in the normal course of business with entities whose owners are also stockholders of the Companies. The Companies have sold commercial air time to entities owned by the Companies' stockholders at varying rates, which were consistent with market rates. Revenue from the sale of air time to entities owned by stockholders of the Companies during 1996 amounted to $71,430. At September 30, 1996, receivables included $19,975 due from such related parties.

     The Companies had subordinated loans payable to stockholders in the aggregate amount of $1,450,000 at September 30, 1995, which bore interest at 6% per annum. The AT&T loan agreement was amended during 1996 to allow these loans to be repaid in full during 1996. Interest expense related to these loans payable included in the accompanying combined statement of income totalled $30,750 for fiscal 1996.

(8)  COMMITMENTS

     (A) LEASES

     The Company leases office space and facilities, and certain equipment under operating leases that expire at various dates through 2000. Certain leases provide for base rental payments plus escalation charges for real estate taxes and operating expenses.

     New Age is broadcasting from its antenna tower facility in Miami, Florida under the authority of a special temporary authorization granted by the FCC and has been granted a construction permit by the FCC to construct a new antenna by January 3, 1997 related to its pending city of license change. This matter is a direct result of the destruction of New Age's permanent tower in Homestead, Florida by Hurricane Andrew in

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1992. Management has requested an extension of this deadline, and believes that its request will be granted by the FCC with no interuption of operations.

     The Company leases transmission tower space under a capital lease agreement that expires in February 2038. The amount capitalized under this lease agreement and included in property and equipment at September 30, 1996 is $643,686, net of accumulated depreciation of $24,949.

     At September 30, 1996, future minimum lease payments under such leases are as follows:

                                                                  CAPITAL         OPERATING
                           FISCAL YEAR                             LEASE           LEASES
    ----------------------------------------------------------  -----------       ---------
    1997......................................................  $    44,576       $ 229,968
    1998......................................................       44,576         224,004
    1999......................................................       44,576         185,504
    2000......................................................       44,576          92,685
    2001......................................................       44,576          19,992
    Thereafter................................................    1,619,296              --
                                                                -----------         -------
         Total minimum lease payments.........................    1,842,176       $ 752,153
                                                                                    =======
         Less interest at 6%..................................   (1,203,219)
                                                                -----------
         Present value of minimum lease payments..............      638,957
         Less current portion.................................        3,621
                                                                -----------
                                                                $   635,336
                                                                ===========

     Total rent expense for the fiscal year ended September 30, 1996 amounted to $578,683, which includes a contingent liability arising from litigation (see note 9).

     (B) EMPLOYMENT CONTRACTS

     At September 30, 1996, the Company had employment contracts for certain on-air talent, general managers and other employees expiring through February 1999. Future payments under such contracts are as follows at September 30, 1996:

                                   FISCAL YEAR
    --------------------------------------------------------------------------
    1997......................................................................  $810,534
    1998......................................................................   169,058
    1999......................................................................     5,000
                                                                                --------
                                                                                $984,592
                                                                                ========

     Certain contracts contain provisions for severance and provisions whereby employees terminated without cause are entitled to the remaining payments due under the contract. The Companies' minimum liability under such contracts was $462,273 at September 30, 1996.

     (C) STANDBY LETTER OF CREDIT

     In connection with the litigation discussed in note 9, the Companies have been required to maintain a standby letter of credit in the amount of $325,000. It is anticipated that this amount will approximate the monetary value of the final settlement of the litigation.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(9)  LITIGATION

     SBC is involved in litigation relating to an alleged breach of a studio lease plus interest and attorneys' fees and costs. An adverse judgment delivered by the Bankruptcy Court is currently in appeal. While management is vigorously contesting the findings of the Bankruptcy Court, the likelihood of success of the pending appeal is considered uncertain, and therefore SBC has accrued $350,000, which is included in accrued expenses in the accompanying combined balance sheet, in connection with this matter.

      NEW AGE BROADCASTING INC. AND THE SEVENTIES BROADCASTING CORPORATION

                        CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)

                                                                                   DECEMBER
                                                                                      31,
                                                                                     1996
                                                                                  -----------
ASSETS
Current assets:
Cash and cash equivalents.....................................................    $   416,111
Receivables...................................................................      3,147,708
  Less allowance for doubtful accounts........................................        (47,669)
                                                                                  -----------
     Net receivables..........................................................      3,100,039
Other current assets..........................................................         68,326
                                                                                  -----------
          Total current assets................................................      3,584,476
                                                                                  -----------
Property and equipment, net...................................................      1,679,188
Franchise costs, net..........................................................     25,181,010
Other assets..................................................................        306,722
                                                                                  -----------
                                                                                  $30,751,396
                                                                                   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long term debt.............................................    $ 1,961,355
Accounts payable and accrued expenses.........................................        504,092
Unearned revenue..............................................................         64,045
                                                                                  -----------
     Total current liabilities................................................      2,529,492
Long-term debt, less current portion..........................................     21,050,128

Stockholders' equity:
  New Age Broadcasting common stock,
     $10 par value. Authorized 1,000 shares;
     issued and outstanding 180 shares........................................          1,800
  The Seventies Broadcasting Corporation
     common stock, $.01 par value. Authorized
     7,500 shares; issued and outstanding 1,000 shares........................             10
  Additional paid in capital..................................................      1,078,190
  Retained earnings...........................................................      6,091,776
                                                                                  -----------
     Total stockholders' equity...............................................      7,171,776
                                                                                  -----------
                                                                                  $30,751,396
                                                                                   ==========

  See accompanying notes to unaudited condensed combined financial statements.

      NEW AGE BROADCASTING INC. AND THE SEVENTIES BROADCASTING CORPORATION

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                 THREE MONTHS ENDED DECEMBER 31, 1995 AND 1996
                                  (UNAUDITED)

                                                                            1995        1996
                                                                          ---------   ---------
Gross broadcasting revenues.............................................  4,350,351   4,375,411
  Less: agency commissions..............................................    552,212     585,844
                                                                          ---------   ---------
     Net broadcasting revenues..........................................  3,798,139   3,789,567
                                                                          ---------   ---------
Operating expenses
  Engineering...........................................................     50,975      59,403
  Program...............................................................    309,873     361,115
  Selling...............................................................    560,002     417,082
  General and Administrative............................................    248,639     231,656
  Corporate expenses....................................................     62,500      68,750
  Depreciation & Amortization...........................................    246,063     246,063
                                                                          ---------   ---------
                                                                          1,478,052   1,384,069
                                                                          ---------   ---------
     Operating income...................................................  2,320,087   2,405,498
                                                                          ---------   ---------
Other expense:
  Interest expense, net.................................................    615,456     557,626
                                                                          ---------   ---------
Net income..............................................................  1,704,631   1,847,872
                                                                          =========   =========

   See accompanying notes to unaudited condensed combined financial statement

      NEW AGE BROADCASTING INC. AND THE SEVENTIES BROADCASTING CORPORATION

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                 THREE MONTHS ENDED DECEMBER 31, 1995 AND 1996
                                  (UNAUDITED)

                                                                        1995           1996
                                                                     ----------     -----------
Cash flows from operating activities:
Net income.........................................................  $1,704,631     $ 1,847,872
                                                                     ----------     -----------
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization....................................     246,063         246,063
  Amortization of deferred financing costs.........................      33,283          33,283
  Changes in operating assets and liabilities:
     Increase in receivables.......................................    (410,526)       (631,107)
     Decrease in prepaid expenses and other current assets.........      24,196          45,034
     Decrease in accounts payable and accrued expenses.............     (98,713)       (102,978)
     (Decrease) increase in unearned revenue.......................      (9,737)          1,167
                                                                     ----------     -----------
          Total adjustments........................................    (215,434)       (408,538)
                                                                     ----------     -----------
     Net cash provided by operating activities.....................   1,489,197       1,439,334
                                                                     ----------     -----------
Cash flows from investing activities:
Additions to property and equipment................................     (37,840)         (5,655)
                                                                     ----------     -----------
     Net cash used in investing activities.........................     (37,840)         (5,655)
                                                                     ----------     -----------
Cash flows from financing activities:
Distributions to stockholders......................................           0      (1,550,000)
Repayments of long-term debt.......................................    (245,918)         (2,811)
                                                                     ----------     -----------
     Net cash used in financing activities.........................    (245,918)     (1,552,811)
                                                                     ----------     -----------
Net increase (decrease) in cash and cash equivalents...............   1,205,439        (119,132)
Cash and cash equivalents at beginning of period...................   1,413,127         535,243
                                                                     ----------     -----------
Cash and cash equivalents at end of period.........................  $2,618,566     $   416,111
                                                                     ==========     ===========
Cash paid for:
  Interest.........................................................  $  598,949     $   476,093
                                                                     ==========     ===========

  See accompanying notes to unaudited condensed combined financial statements.

                         NEW AGE BROADCASTING INC. AND
                     THE SEVENTIES BROADCASTING CORPORATION

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996
                                  (UNAUDITED)

1)  BASIS OF PRESENTATION

     The condensed combined financial statements include the accounts of New Age Broadcasting Inc. and the Seventies Broadcasting Corporation (the "Companies"). All significant intercompany balances and transactions have been eliminated in combination. The accompanying unaudited condensed combined financial statements for the three month periods ended December 31, 1995 and 1996 do not contain all disclosures required by generally accepted accounting principles. These condensed combined financial statements should be read in conjunction with the combined financial statements of the Companies as of and for the fiscal year ended September 30, 1996.

     In the opinion of management of the Companies, the accompanying unaudited condensed combined financial statements contain all adjustments, which are all of a normal, recurring nature, necessary for a fair presentation of the results of the interim periods. The results of operations for the three month period ended December 31, 1996 are not necessarily indicative of the results for a full year.

2)  DISPOSITION OF ASSETS

     In September 1996, the Companies entered into an agreement to sell substantially all of the Companies' collective assets used or useful in the operation of its radio stations for approximately $111 million, subject to adjustments based on broadcast cash flow, as defined in the agreement. Under the terms of the agreement, the buyer has delivered a $10 million letter of credit to the Companies. The Companies may draw upon the letter of credit if an event of default occurs, as defined in the agreement. If an event of default occurs, liquidated damages are limited to $30 million, as defined in the agreement.

                     PRO FORMA COMBINED FINANCIAL STATEMENTS


         The unaudited pro forma combined statement of operations data for the fiscal year ended September 29, 1996 and the three months ended December 29, 1996 are presented to give effect to the Transactions and the acquisition by the Company of the assets of radio station WPAT-FM New York, which was consummated in March 1996, as if such events had occurred at the beginning of each period. The results of WYSY-FM have not been included in the pro forma statement of operations because the Company believes that such acquisition does not meet the significance test set forth in Section 3-05 of Regulation S-X for presentation of pro forma information and would not be meaningful to an understanding of the Company's pro forma results of operations because WYSY-FM is being reformatted from an English-language to a Spanish-language station. The pro forma balance sheet data at December 29, 1996 is presented as if, at such date, the Transactions, including the acquisition of WYSY-FM, had occurred. As a result, the pro forma statement of operations data excludes the actual and expected operating results of WYSY-FM, however, the pro forma balance sheet data, and pro forma interest expense, reflects the funding of the purchase of WYSY-FM.

         The purchase prices of WYSY-FM, WXDJ-FM and WRMA-FM were determined based upon arms-length negotiations between the Company and the sellers. The purchase price for the Acquisitions have been allocated primarily to a franchise costs and other intangibles. This preliminary allocation of purchase price may change upon final appraisal of the fair market value of the net assets acquired.

         In the opinion of management, all adjustments necessary to present fairly this pro forma information have been made.

         These pro forma combined financial statements should be read in conjunction with the Company's consolidated financial statements and the notes thereto as of and for the fiscal year ended September 29, 1996, included in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, and the three months ended December 29, 1996, included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, and with the combined financial statements and the notes thereto of New Age Broadcasting, Inc. and The Seventies Broadcasting Corporation for the year ended September 30, 1996 and the three months ended December 31, 1996 included elsewhere in this Current Report on Form 8-K. THE PRO FORMA INFORMATION IS NOT NECESSARILY INDICATIVE OF THE RESULTS THAT WOULD HAVE BEEN REPORTED HAD SUCH EVENTS ACTUALLY OCCURRED ON THE DATES SPECIFIED, NOR IS IT INDICATIVE OF THE COMPANY'S FUTURE RESULTS.

                        PRO FORMA COMBINED BALANCE SHEET
                              AT DECEMBER 29, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                         HISTORICAL
                                                    ---------------------
                                                      THE       WXDJ/WRMA
                                                    COMPANY        (A)        ADJUSTMENTS      PRO FORMA
                                                    --------    ---------     -----------      ---------
ASSETS
Current assets....................................  $ 16,564     $ 3,584       $  (3,584)(b)   $ 17,582
                                                                                   1,018(c)
Property and equipment, net.......................    19,319       1,679          (1,679)(b)     19,319
Franchise costs and other intangible assets,
  net.............................................   133,033      25,181          33,500(d)     279,033
                                                                                 (25,181)(b)
                                                                                 112,500(e)
Other assets......................................     6,636         307           3,675(f)       8,937
                                                                                    (307)(b)
                                                                                  (1,374)(g)
                                                    --------     -------        --------       --------
    Total assets..................................  $175,552     $30,751       $ 118,568       $324,871
                                                    ========     =======        ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities...............................  $  5,906     $ 2,529       $  (2,529)(b)   $  5,906
Long-term debt:
  Senior Secured Notes, net of unamortized
    discount......................................    36,773                     (36,773)(c)         --
  Old Notes, net of unamortized discount..........   100,799                                    100,799
  Notes offered hereby............................                                75,000(f)      75,000
  Other long-term debt............................     1,031      21,050         (21,050)(b)      4,031
                                                                                   3,000(d)

Series A Preferred Stock..........................    37,509                     (37,509)(c)         --
Senior Preferred Stock offered hereby.............                               158,375(f)     148,050
                                                                                 (10,325)(f)
Stockholders' equity (deficiency).................    (6,466)      7,172          (7,172)(b)     (8,915)
                                                                                  (4,000)(c)
                                                                                 (13,700)(c)
                                                                                  (1,374)(g)
                                                                                  16,625(f)
                                                    --------     -------        --------       --------
    Total liabilities and stockholders'
      deficiency..................................  $175,552     $30,751       $ 118,568       $324,871
                                                    ========     =======        ========       ========
(see notes on following pages)

                   NOTES TO PRO FORMA COMBINED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

(a) To reflect historical balance sheet data for WXDJ-FM/WRMA-FM as of December 31, 1996 as reflected in the unaudited financial statements of New Age Broadcasting Inc. and The Seventies Broadcasting Corporation which were acquired as part of the Transactions.

(b) To eliminate assets and liabilities and stockholders' equity of WXDJ-FM/WRMA-FM not purchased or assumed in the WXDJ-FM/WRMA-FM acquisitions.

(c) To reflect the use of proceeds for the following:

    Redemption of Senior Secured Notes at par:
      Carrying value at December 29, 1996......................................  $36,773
      Redemption price over carrying value which would be charged to earnings as
         an extraordinary item.................................................    1,612
                                                                                 -------
                                                                                 $38,385
                                                                                 =======

    Redemption of Series A Preferred Stock at par:
      Carrying value at December 29, 1996......................................  $37,509
      Redemption price over carrying value charged to stockholders' equity
         (deficiency)..........................................................    3,765
                                                                                 -------
                                                                                 $41,274
                                                                                 =======

    Redemption of Primary Warrants, charged to stockholders' equity
      (deficiency).............................................................  $ 8,323
                                                                                 =======
    Distribution to common shareholders and holders of Old Warrants............  $ 4,000
                                                                                 =======

    Excess proceeds as of December 29, 1996. The amounts required to redeem the
      Senior Secured Notes and the Series A Preferred Stock will increase after
      December 29, 1996 as a result of additional interest and dividends accruing which would be payable in additional Senior Secured Notes and
      Series A Preferred Stock, respectively. Consequently a significant portion of these excess proceeds will be needed to redeem the Senior
      Secured Notes and Series A Preferred Stock...............................  $ 3,018
                                                                                 =======

(d) To reflect the acquisition of the assets of WYSY-FM, consisting primarily of franchise costs and other intangibles. The preliminary allocation of the purchase price may change upon final appraisal of the fair market value of the net assets acquired.

    Cash consideration to the seller of WYSY-FM................................  $30,000
    Note payable to seller of WYSY-FM..........................................    3,000
    Estimated fees and expenses attributable to the acquisition of WYSY-FM.....      500
                                                                                 -------
         Purchase price........................................................  $33,500
                                                                                 =======

(e) To reflect the allocation of purchase price of WXDJ-FM/WRMA-FM to the assets acquired, primarily franchise costs and other intangibles. The preliminary allocation of the purchase price may change upon final appraisal of the fair market value of the net assets acquired.

    Cash consideration to the Miami Sellers...................................  $111,000
    Estimated fees and expenses attributable to the acquisition of
      WXDJ-FM/WRMA-FM.........................................................     1,500
                                                                                --------
         Purchase price.......................................................  $112,500
                                                                                ========

(f) To reflect the Offerings and related estimated transaction fees as set forth below:

    Notes.....................................................................  $ 75,000
    Units consisting of
         Series A Preferred Stock, at initial estimated value.................   158,375
         Warrants, at initial estimated value.................................    16,625
                                                                                --------
    Fees associated with the Notes Offering...................................    (3,675)
    Fees associated with the Units Offering...................................   (10,325)
                                                                                --------
                                                                                $236,000
                                                                                ========

(g) To reflect the write-off of deferred financing costs relating to the Senior Secured Notes.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                FISCAL YEAR ENDED SEPTEMBER 29, 1996
                                                                   --------------------------------------------------------------
                                                                               HISTORICAL
                                                                   ----------------------------------
                                                                       THE         WPAT     WXDJ/WRMA                   PRO FORMA
                                                                     COMPANY       (A)         (B)      ADJUSTMENTS        (N)
                                                                   -----------   --------   ---------   -----------     ---------
Gross broadcasting revenues.......................................   $55,338     $  4,315    $16,071     $  (1,421)(c)  $ 74,303
Less: agency commissions..........................................    (6,703)        (316)    (2,111)                     (9,130)
                                                                     -------      -------    -------                     -------
  Net revenues....................................................    48,635        3,999     13,960                      65,173
Station operating expenses........................................    27,876        2,635      5,235          (579)(d)    35,167
Corporate expenses................................................     3,748          114        275            61(e)      4,198
Depreciation and amortization.....................................     4,556          530      1,076         2,286(f)      8,448
                                                                     -------      -------    -------                     -------
  Operating income (loss).........................................    12,455          720      7,374                      17,360
Interest expense, net.............................................    16,533        5,311      2,261        (1,358)(g)    23,082
                                                                                                               335(h)
Other expense (income) net........................................     1,574      (43,641)        --        43,641(i)      1,574
                                                                     -------      -------    -------                     -------
  Income (loss) before income taxes...............................    (5,652)      39,050      5,113                      (7,296)
Income tax expense (benefit)......................................    (1,166)      12,704         --       (12,704)(j)    (1,166)
                                                                     -------      -------    -------                     -------
  Income (loss) before extraordinary items........................    (4,486)    $ 26,346    $ 5,113                      (6,130)
                                                                                  =======    =======
  Dividends on preferred stock....................................    (2,452)                              (23,374)(k)   (25,826)
                                                                     -------                                             -------
Income (loss) applicable to common stock before extraordinary
  items...........................................................   $(6,938)                                           $(31,956)
                                                                     =======                                             =======
Ratio of earnings to fixed charges(m).............................        --                                                  --
EBITDA reconciliation:
  Operating income (loss).........................................   $12,455                                            $ 17,360
  Depreciation and amortization...................................     4,556                                               8,448
                                                                     -------                                             -------
  EBITDA..........................................................   $17,011                                            $ 25,808
                                                                     =======                                             =======

                                                                                      THREE MONTHS ENDED DECEMBER 29, 1996
                                                                               --------------------------------------------------
                                                                                     HISTORICAL
                                                                               -----------------------
                                                                                   THE       WXDJ/WRMA
                                                                                 COMPANY        (B)      ADJUSTMENTS   PRO FORMA
                                                                               -----------   ---------   -----------   ----------
Gross broadcasting revenues..................................................    $13,995      $ 4,375                   $ 18,370
Less: agency commissions.....................................................     (1,629)        (586)                    (2,215)
                                                                                 -------      -------                    -------
  Net revenues...............................................................     12,366        3,789                     16,155
Station operating expenses...................................................      7,083        1,070                      8,153
Corporate expenses...........................................................        994           68      $   (68)(e)       994
Depreciation and amortization................................................      1,395          246          457(f)      2,098
                                                                                 -------      -------                    -------
  Operating income (loss)....................................................      2,894        2,405                      4,910
Interest expense, net........................................................      5,007          557          179(g)      5,743
Other expense (income), net..................................................         27           --                         27
                                                                                 -------      -------                    -------
  Income (loss) before income taxes..........................................     (2,140)       1,848           --          (860)
Income tax expense (benefit).................................................       (814)          --          487(l)       (327)
                                                                                 -------      -------                    -------
  Income (loss) before extraordinary items...................................     (1,326)     $ 1,848                       (533)
                                                                                              =======
Dividends on preferred stock.................................................     (1,325)                   (4,910)(k)    (6,235)
                                                                                 -------                                 -------
Income (loss) applicable to common stock before extraordinary items..........    $(2,651)                               $ (6,768)
                                                                                 =======                                 =======
Ratio of earnings to fixed charges(m)........................................         --                                      --
EBITDA reconciliation:
  Operating income (loss)....................................................    $ 2,894                                $  4,910
  Depreciation and amortization..............................................      1,395                                   2,098
                                                                                 -------                                 -------
  EBITDA.....................................................................    $ 4,289                                $  7,008
                                                                                 =======                                 =======

                                                  (see notes on following pages)

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

(a) To reflect the historical operating results for WPAT-FM and WPAT-AM from October 1, 1995 through March 31, 1996 based upon unaudited financial statements. The Company began operating WPAT-FM under a local marketing agreement on January 20, 1996. The fiscal year end for WPAT-FM and WPAT-AM was December 31 under the ownership of Park Radio of Greater New York, Inc.

(b) To reflect the historical operating results for WXDJ-FM and WRMA-FM for the period indicated based upon unaudited financial statements. The fiscal year end for WXDJ-FM and WRMA-FM was September 30, and throughout the periods presented, WXDJ-FM and WRMA-FM were under the ownership of the sellers, New Age Broadcasting, Inc. and The Seventies Broadcasting Corporation, respectively.

(c) To adjust gross broadcasting revenues for the elimination of the revenue derived from WPAT-AM programming which was not acquired by the Company.

(d) To eliminate expenses of WXDJ-FM and WRMA-FM relating to an unsuccessful prior sale.

(e) To reflect adjustment to corporate expense for the elimination of corporate expenses which would not be incurred following the WPAT-FM and WXDJ-FM/WRMA-FM acquisitions and for additional salaries to be paid to Mr. Russell Oasis, a WXDJ-FM/WRMA-FM officer, based on his employment agreement with the Company.

                                                              YEAR ENDED         THREE MONTHS
                                                             SEPTEMBER 29,           ENDED
                                                                 1996          DECEMBER 29, 1996
                                                           -----------------   -----------------
    Elimination of corporate expenses of WPAT-FM prior to
      acquisition........................................        $(114)              $  --
    Elimination of corporate expenses of WXDJ-FM/WRMA-FM
      prior to acquisition...............................         (275)                (68)
    Additional salary to Mr. Russell Oasis...............          450                  --
                                                               -------             -------
      Pro forma adjustment...............................        $  61               $ (68)
                                                           =============       =============

(f) To reflect additional pro forma depreciation and amortization related to the acquisitions of WPAT-FM based upon the final purchase price and to the acquisitions of WXDJ-FM, WRMA-FM and WYSY-FM based upon a preliminary allocation of the total consideration and related amortization reflected as follows:

                                                                WPAT     WXDJ/WRMA    TOTAL
                                                               -------   ---------   --------
        Franchise costs and other intangible assets, net.....  $86,359   $112,500    $198,859
        Year ended September 29, 1996
        Pro forma amortization...............................  $ 1,079   $ 2,813     $  3,892
        Less: depreciation and amortization - historical.....     (530)   (1,076)      (1,606)
                                                               -------   --------    --------
          Pro forma adjustment...............................  $   549   $ 1,737     $  2,286
                                                               =======   ========    ========
        Three months ended December 29, 1996
        Pro forma amortization...............................            $   703     $    703
        Less: depreciation and amortization - historical.....               (246)        (246)
                                                                         --------    --------
          Pro forma adjustment...............................            $   457     $    457
                                                                         ========    ========

(g) To reflect adjustments to interest expense as a result of the Transactions:

                                                                                  THREE MONTHS
                                                               YEAR ENDED             ENDED
                                                           SEPTEMBER 29, 1996   DECEMBER 29, 1996
                                                           ------------------   -----------------
    Pro forma interest on the Notes at 11% per annum.....       $  8,250             $ 2,063
    Pro forma interest on the seller note to Infinity
      (assumed interest rate of 10% per annum)...........            300                  75
    Pro forma amortization of debt issuance costs of the
      Notes..............................................            525                 131
    Interest expense, including amortization of debt
      issuance costs, on the Senior Secured Notes being
      retired in the Transactions........................         (2,861)             (1,533)
    Interest expense -- WPAT-FM-historical...............         (5,311)                 --
    Interest expense -- WXDJ-FM/WRMA-FM-historical.......         (2,261)               (557)
                                                                 -------             -------
    Pro forma adjustment.................................       $ (1,358)            $   179
                                                                 =======             =======

(h) To eliminate interest income on the approximately $17.2 million down payment of cash used to finance the acquisition of WPAT-FM based upon the average interest rate of 3.9% earned by the Company during the six months ended March 31, 1996.

(i) To adjust for other income of WPAT-FM resulting from the sale of its assets prior to its acquisition by the Company which would not have been realized by the Company.

(j) To eliminate income tax expense of Park Radio of Greater New York, Inc. prior to the acquisition of radio station WPAT-FM by the Company which would not have been incurred by the Company.

(k) To reflect adjustments to preferred stock dividends as a result of the
    Transactions:

                                                                                  THREE MONTHS
                                                               YEAR ENDED             ENDED
                                                           SEPTEMBER 29, 1996   DECEMBER 29, 1996
                                                           ------------------   -----------------
    Elimination of dividends on Series A Preferred
      Stock..............................................       $  2,452            $   1,325
    Assumed dividends on Senior Preferred Stock at
      14 1/4% per annum..................................        (25,826)              (6,235)
                                                                 -------              -------
    Pro forma adjustment.................................       $(23,374)           $  (4,910)
                                                                 =======              =======

(l) To reflect income tax effect of the above items.

(m) For purposes of this computation, earnings are defined as earnings or loss before extraordinary items and fixed charges. Fixed charges are the sum of
    (i) interest costs, (ii) amortization of deferred financing costs, (iii) the portion of operating lease rental expense that is representative of the interest factor (deemed to be one third) and (iv) dividends on preferred stock. Historical and pro forma earnings were inadequate to cover fixed charges by $6,938 and $31,956, respectively, for the fiscal year ended September 29, 1996 and $2,651 and $6,768 for the three months ended December 29, 1996.

                              INDEX TO EXHIBITS                       Sequential
                                                                       Page No.
                                                                      ----------
     1.1 Financial Advisory Agreement dated March 4, 1997 between the Company and CIBC Wood Gundy Securities
              Corp., as financial advisor.

     3.1 Certificate of Elimination of Exchangeable Preferred Stock, Series A, filed March 27, 1997.

     3.2      Certificate of Designation of Senior Exchangeable
              Preferred Stock, Series A, filed March 27, 1997.

     4.1      Second Supplemental Indenture dated as of March 21,
              1997 to Indenture dated as of June 29, 1994 among the Company, the Guarantors named therein and IBJ
              Schroder Bank & Trust Company, as Trustee.

     4.2 Indenture dated as of March 15, 1997, among the Company, the Guarantors named therein, IBJ Schroder
              Bank & Trust Company, as Trustee, and CIBC Wood Gundy Securities Corp., as Initial Purchaser.

     4.3      Exchange Debenture Indenture dated as of March 15,
              1997, among the Company, the Guarantors named therein, U.S. Trust Company of New York, as Trustee, and CIBC Wood Gundy Securities Corp., as Initial
              Purchaser.

     10.1     Securities Purchase Agreement dated as of March 24,
              1997 by and among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp., as
              Initial Purchaser.

     10.2     Unit Agreement dated as of March 15, 1997 among the
              Company, the Guarantors and IBJ Schroder Bank & Trust Company, as Trustee.

     10.3 Warrant Agreement dated as of March 15, 1997 by and among the Company and IBJ Schroder Bank & Trust
              Company, as Warrant Agent.

     10.4     Common Stock Registration Rights and Stockholders
              Agreement dated as of March 15, 1997 among the Company, certain Management Stockholders named therein and CIBC Wood Gundy Securities Corp.

     10.5 Notes Registration Rights Agreement dated as of March 15, 1997 among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp.

                                                                      Sequential
                                                                       Page No.
                                                                      ----------
     10.6 Preferred Stock Registration Rights Agreement dated as of March 15, 1997 among the Company, the Guarantors named therein and CIBC Wood Gundy
              Securities Corp.

     10.7 National Radio Sales Representation Agreement dated as of February 3, 1997 between Caballero Spanish
              Media, L.L.C. and the Company.

     10.8 Employment Agreement dated as of March 4, 1997 between Raul Alarcon, Jr. and the Company.

     10.9 Employment Agreement dated September 27, 1996 between Russell Oasis and the Company. Incorporated herein by reference to Exhibit 10.42 of the Company's Annual
              Report on Form 10-K for the Fiscal Year Ended
              September 29, 1996.

     10.10 Asset Purchase Agreement dated September 16, 1996 among Raul Alarcon, Jr., New Age Broadcasting, Inc., The Seventies Broadcasting Corporation and the Company, and with respect only to Section 9.3 thereof, Alan Potamkin, Russell Oasis and Robert Potamkin. Incorporated herein by reference to Exhibit
              10.43 of the Company's Annual Report on Form 10-K for the Fiscal Year Ended September 29, 1996.

     10.11 First Amendment to Asset Purchase Agreement dated December 26, 1996 among Raul Alarcon, Jr., New Age Broadcasting, Inc., The Seventies Broadcasting Corporation and the Company, and with respect only to
              Section 9.3 thereof, Alan Potamkin, Russell Oasis and Robert Potamkin.

     10.12 Second Amendment to Asset Purchase Agreement dated February 28, 1997 among Raul Alarcon, Jr., New Age Broadcasting, Inc., The Seventies Broadcasting Corporation and the Company, and with respect only to
              Section 9.3 thereof, Alan Potamkin, Russell Oasis and Robert Potamkin.

     10.13 Asset Purchase Agreement dated August 22, 1996 between Infinity Holdings Corp. of Orlando and the Company. Incorporated herein by reference to Exhibit
              10.44 of the Company's Annual Report on Form 10-K for the Year Ended September 29, 1996.

     10.14    Letter Agreement dated January 13, 1997 between the
              Company and Caballero Spanish Media, LLC.